CERTIFICATE FOR 3,000,000
                                                       DEPOSITARY SHARES
                                                       CUSIP 758849 20 2

GLOBAL                                                 SEE REVERSE FOR
DEPOSITARY RECEIPT                                     CERTAIN DEFINITIONS


         DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH DEPOSITARY SHARE
        REPRESENTING A ONE-TENTH (1/10TH) INTEREST IN ONE SHARE OF 7.45%
                 SERIES 3 CUMULATIVE REDEEMABLE PREFERRED STOCK

                           REGENCY CENTERS CORPORATION
                              A Florida Corporation


         WACHOVIA BANK, NATIONAL ASSOCIATION, as Depositary (the "Depositary"), hereby certifies that
                                   CEDE & CO.
is the registered owner of 3,000,000 DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing a one-tenth (1/10th) interest in one share of 7.45% Series 3 Cumulative Redeemable Preferred Stock, $0.01 par value, (the "Stock"), of Regency Centers Corporation, a Florida corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of April 3, 2003 (the "Deposit Agreement"), between the Corporation and the Depositary. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by a duly authorized officer thereof.

         This global depositary receipt shall evidence the aggregate amount of Depositary Shares from time to time indicated in the records of the Depositary and the aggregate amount of Depositary Shares evidenced hereby may from time to time be increased or decreased by making adjustments on such records of the Depositary.

Dated:  April 3, 2003

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                            Depositary and Registrar


By:
    -------------------------------------------------
         Authorized Officer

                           REGENCY CENTERS CORPORATION

REGENCY CENTERS CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A RECEIPT WHO SO REQUESTS A COPY OR SUMMARY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE PORTIONS OF THE ARTICLES OF INCORPORATION ESTABLISHING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO SHARES OF EACH CLASS AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES) WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, INCLUDING THE 7.45% SERIES 3 CUMULATIVE REDEEMABLE PREFERRED STOCK. ANY SUCH REQUEST SHOULD BE ADDRESSED TO REGENCY CENTERS CORPORATION, 121 WEST FORSYTH STREET, SUITE 200, JACKSONVILLE, FLORIDA 32202, ATTENTION: MS. DIANE ORTOLANO.

The shares represented by this certificate are subject to ownership limits and transfer restrictions set forth in articles of the restated articles of incorporation of the corporation for the purpose of maintaining the corporation's status as a real estate investment trust and a domestically controlled real estate investment trust under the internal revenue code of 1986, as amended (or any successor legislation). A copy of such articles will be furnished by the corporation to any shareholder upon request and without charge.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - __________ Custodian _____________
                      (Cust)                (Minor)
                      under Uniform Gifts to Minors Act _____________
                                                          (State)

UNIF TRF MIN ACT - ___________ Custodian ____________
                      (Cust)               (Minor)
                      (until age     ) under Uniform Transfers to Minors Act
                      __________________________________
                                    (State)
                    Additional abbreviations may also be used
                          though not in the above list.



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